UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2011

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 30, 2011, Alexion Pharma Germany GmbH, a subsidiary of the registrant Alexion Pharmaceuticals, Inc., announced that, in view of the growing epidemic of Enterohaemorrhagic Escherichia coli (EHEC) infections in Germany, it initiated an eculizumab access program in response to requests from physicians who are treating patients with Shiga-toxin producing E. coli haemolytic uremic syndrome (STEC-HUS), a potentially life-threatening outcome of EHEC. Alexion is providing these physicians with eculizumab (Soliris®) at no charge and is also collaborating with them to review related scientific and medical information to support the best treatment options for patients with STEC-HUS. Eculizumab is not approved for the treatment of STEC-HUS in Germany or elsewhere.

An English translation of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	English translation of press release issued by Alexion Pharma Germany GmbH on May 30, 2011 regarding its initiation of an eculizumab access program in Germany.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

	By:	/s/ Michael V. Greco
Date: May 31, 2011
		Name:	Michael V. Greco
		Title:	Associate General Counsel and Corporate Secretary